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                                                                    EXHIBIT 99.1



                             JOINT FILING AGREEMENT

     The undersigned, the Reporting Persons named in this Schedule 13G, hereby agree that this Schedule 13G is filed on a combined basis on behalf of each of them and that each Reporting Person is individually responsible for the timely filing of any amendments to this Schedule 13G. Each Reporting Person further agrees that it is responsible for the completeness and accuracy of the information concerning such Reporting Persons, respectively, contained in this
Schedule 13G and that it is not responsible for the completeness or accuracy of the information concerning the other Reporting Persons.

     IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 14th day of February, 2006.





                                            BIOGEN IDEC INC.

                                            By: /s/ Michael F. Phelps
                                                --------------------------------
                                                Name:  Michael F. Phelps
                                                Title: Vice President, Treasurer




                                            BIOGEN IDEC MA INC.

                                            By: /s/ Michael F. Phelps
                                                --------------------------------
                                                Name:  Michael F. Phelps
                                                Title: Vice President, Treasurer














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